ELDORADO GOLD CORPORATION

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1. Name and Address of Company

Eldorado Gold Corporation ("**Eldorado**" or the "**Company**")
Suite 1188 – Bentall 5
550 Burrard Street
Vancouver, British Columbia V6C 2B5

Item 2. Date of Material Change

December 27, 2018

Item 3. News Release

The news release was disseminated by WEST, and filed on SEDAR, on December 27, 2018.

Item 4. Summary of Material Change

The Company announced the closing of the share consolidation.

Item 5. Full Description of Material Change

See the Company's press release dated December 27, 2018 attached hereto as Appendix "A" for a full description of the material change.

Item 6. Reliance on 7.1(2) of National Instrument 51-102

Not applicable.

Item 7. Omitted Information

Not applicable.

Item 8. Executive Officer

Name of Executive Officer:	Timothy Garvin Executive Vice President and General Counsel
Telephone number:	**(604) 601 6692**

Item 9. Date of Report

January 4, 2019

APPENDIX "A"

eldoradogold

NEWS RELEASE
TSX: ELD NYSE: EGO

December 27, 2018

Eldorado Gold Announces Closing of Share Consolidation

VANCOUVER, Canada – Eldorado Gold Corporation ("Eldorado" or "the Company") reports that it has filed its articles of amendment effective December 27, 2018 in respect of the previously announced 5:1 consolidation of the common shares of the Company. The Company expects that, effective at the opening of trading on December 31, 2018, Eldorado's common shares will commence trading on the Toronto Stock Exchange and the New York Stock Exchange on a post consolidated basis. The new CUSIP number for the Company's common shares is 284902509 and the new ISIN for the Company's common shares is CA2849025093. Following the share consolidation, Eldorado has 158,801,722 issued and outstanding shares.

About Eldorado Gold

Eldorado is a gold and base metals producer with mining, development and exploration operations in Turkey, Canada, Greece, Romania, Serbia, and Brazil. The Company has a highly skilled and dedicated workforce, safe and responsible operations, a portfolio of high-quality assets, and long-term partnerships with local communities. Eldorado's common shares trade on the Toronto Stock Exchange (TSX: ELD) and the New York Stock Exchange (NYSE: EGO).

Contact

Investor Relations
Peter Lekich, Manager Investor Relations
604.687.4018 or 1.888.353.8166
peter.lekich@eldoradogold.com

Media
Louise Burgess, Director Communications and Government Relations
604.601.6679 or 1.888.353.8166
louiseb@eldoradogold.com

Cautionary Note about Forward-looking Statements and Information
Certain of the statements made herein may contain forward-looking statements or information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Often, but not always, forward-looking statements and forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Forward-looking statements or information herein include, but are not limited, to statements or information with respect to the Company's Share Consolidation.

Forward-looking statements and forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. We have made certain assumptions about the forward-looking statements and information, including the expected number of common shares issued and outstanding following the Share Consolidation; and the date on which the common shares are expected to start trading on the NYSE and the TSX on a consolidated basis.

Although our management believes that the assumptions made and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking statements or information will prove to be accurate. Furthermore, should one or

more of the risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements or information. These risks, uncertainties and other factors include, among others, the following: the ability to acquire shares through the NCIB; the impact of the Company's proposed share consolidation (if completed); share price volatility; as well as those factors discussed in the sections entitled "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Information Form & Form 40-F dated March 29, 2018.

There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on the forward-looking statements or information contained herein. Except as required by law, we do not expect to update forward-looking statements and information continually as conditions change and you are referred to the full discussion of the Company's business contained in the Company's reports filed with the securities regulatory authorities in Canada and the U.S.

All forward looking statements and information contained in this News Release are qualified by this cautionary statement.